UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin 000-24385 39-0971239

(State or other jurisdiction (Commission file number) (IRS Employer of incorporation) Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2007, the Board of Directors of School Specialty, Inc. ("the Company") appointed Herbert A. Trucksess III as a Class III Director of the Company effective February 21, 2007. Mr. Trucksess' term shall expire in August 2007 at the time of the election of the Class III directors at the annual shareholders meeting of the Company.

In connection with his appointment, Mr. Trucksess has been granted the same compensation as other non-employee directors including an option to purchase 15,000 shares of the Company's common stock, and will receive an option to purchase 5,000 shares of the Company's common stock during each additional year of service. These options have been and will be granted at an exercise price equal to the fair market value on the date of grant and will have a three year vesting schedule. In addition, Mr. Trucksess will receive an annual retainer of $50,000 plus $1,000 for each additional special meeting and committee meeting attended and will be reimbursed for all out-of-pocket expenses related to his service as a director.

The Company issued a press release on February 22, 2007 announcing Mr. Trucksess' appointment, a copy of which is furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. Description

    Press Release of School Specialty, Inc., dated February 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHOOL SPECIALTY, INC.

(Registrant)

Date: February 22, 2007

/s/ David. G. Gomach

David G. Gomach

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No. Description

    Press Release of School Specialty, Inc., dated February 22, 2007.